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                                                                    EXHIBIT 99.1

List of Pending Cases

         There are no smoking and health proceedings to which Registrant has been named as a defendant other than those previously reported in Exhibit 99 of Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and Exhibit 99 of the Registrant's Quarterly Reports on Form 10-Q for the quarter ended March 31, 2002 and Exhibit 99.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.



List of Terminated Cases

         The following smoking and health proceedings to which Registrant was a party have been terminated and were not been previously reported as such:

         Adkins, C. v. The American Tobacco Company, et al., Circuit Court of Kanawha County, West Virginia, May 31, 2000;

         Anderson, D. v. The American Tobacco Company, et al., Circuit Court of Kanawha County, West Virginia, May 30, 2000;

         Anderson, E. v. R.J. Reynolds Tobacco Company, et al., Circuit Court of Claiborne County, Mississippi, July 16, 2001, Dismissed January 30, 2002;

         Bergeron, D. (Trustees of Massachusetts Carpenters) v. Philip Morris, et al., Eastern District of New York, September 29, 1999, Dismissed August 2, 2002;

         Brewer, P. v. The American Tobacco Company, et al., Circuit Court of Ohio County, West Virginia, March 1, 2001;

         DaSilva, JC v. The American Tobacco Company, et al., Supreme Court of New York, New York County, April 3, 1997, Dismissed August 22, 2001;

         Decie, W. v. Fortune Brands, Inc., United States District Court, Eastern District of New York, April 21, 2000, Dismissed September 10, 2002;

         Doss, E. v. R. J. Reynolds Tobacco Company, et al., Jefferson County, Mississippi, August 17, 1999, Dismissed July 1, 2002;

         Fleming, E. v. Philip Morris, Inc., et al., Circuit Court, Kanawha County, West Virginia, November 2, 2000;

         Geiger, W. v. The American Tobacco Company, et al., Supreme Court of New York, Queens County, April 30, 1997, Dismissed October 2, 2001;

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         Hess (f/k/a McClintock) v. British American Tobacco Company, et al.,
Circuit Court of Wilkerson County, Mississippi, November 27, 2001, Dismissed August 29, 2002;

         Juliano, S. v. The American Tobacco Company, et al., Supreme Court of New York, Richmond County, July 21, 1997, Dismissed March 26, 2002;

         Knutsen, D. v. The American Tobacco Company, et al., Supreme Court of New York, Kings County, October 11, 1996, Dismissed April 19, 2001;

         Leavitt, C. v. Fortune Brands, Inc., et al., U.S. District of Maine (Bangor), May 6, 1998, Dismissed February 1, 2001;

         Martin, G. v. The American Tobacco Company, et al., Supreme Court of New York, Queens County, July 3, 1997, Dismissed April 4, 2001;

         McDowell, L. v. The American Tobacco Company; 5th Judicial District, Parish of Franklin, State of Louisiana, March 3, 2000, Dismissed August 27, 2002;

         Norton, W. v. Brown & Williamson Tobacco Corporation, et al., United States District Court for the Southern District of Indiana, May 3, 1996, Dismissed July 22, 2002;

         Rico, S. v. The American Tobacco Company, et al., Supreme Court of New York, New York County, November 16, 1998, Dismissed February 22, 2002;

         Welsh, et al., W. v. Anchor Tobacco Company, et al., Circuit Court of Ohio County, West Virginia, February 26, 2002; and

         Werner, R. v. Fortune Brands, Inc., et al., Supreme Court of New York, Queens County, December 12, 1997, Dismissed April 23, 2001.